UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 29, 2015

                                BOOKS-A-MILLION, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20664	63-0798460
(State of Incorporation)	(Commission File Number)	(IRS Employer IdentificationNo.)

402 Industrial Lane
Birmingham, Alabama 35211
(Address of Principal Executive Offices, including Zip Code)

(205) 942-3737
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Summarized below are descriptions of the matters voted on at the Annual Meeting of Stockholders of Books-A-Million, Inc. (the “Company”) held on May 29, 2015 (the “Annual Meeting”) and the final results of such voting:

Proposal 1 – Election of Directors.  The stockholders elected the nominees to serve a three-year term expiring at the 2018 annual meeting of stockholders. The nominees are current directors of the Company. The voting for the directors at the Annual Meeting was as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Clyde B. Anderson Ronald G. Bruno Ronald J. Domanico	9,450,339 10,751,818 10,774,564	1,438,465 136,986 114,240	2,480,029 2,480,029 2,480,029

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal year 2016. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
13,233,491	130,296	5,046	0

Proposal 3 – Advisory Vote on Executive Compensation. The stockholders adopted a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2015 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. The result of the vote taken at the Annual Meeting was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
9,883,050	995,033	10,721	2,480,029

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKS-A-MILLION, INC.
By:	/s/ R. Todd Noden
R. Todd Noden Executive Vice President and Chief Financial Officer

Dated: May 29, 2015